Exhibit 10.3

GUARANTY

THIS GUARANTY (“Guaranty”) is made as of July 11, 2022, by ZONED PROPERTIES, INC., a Nevada corporation (“Guarantor”), whose address is set forth below, in favor of EAST WEST BANK, a California corporation (“Lender”), whose address is set forth below.

RECITALS

A. Guarantor is executing this Guaranty to induce Lender to make a Loan (as defined below) to Zoned Arizona Properties, LLC, an Arizona limited liability company (“Borrower”), pursuant to the loan agreement, any note and other Loan Documents (as defined below) between Lender and Borrower.

B. This Guaranty, the loan agreement executed by Borrower on approximately even date herewith, all other guaranties and all other security agreements, instruments, agreements and documents, whether now or hereafter existing that evidence, secure, or otherwise pertain to the Loan are collectively referred to as the “Loan Documents.”

GUARANTY

1. Guaranteed Obligations.

(a) In order to induce Lender to extend the Loan or Loans to Borrower, Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees to Lender and to its successors, endorsees and/or assigns, the full and prompt payment and performance of the Guaranteed Obligations. The term “Guaranteed Obligations”, as used herein means: all Indebtedness of Borrower to Lender, now existing or hereafter arising under or in connection with the Loan or any of the Loan Documents, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, and all extensions, renewals, and modifications thereof, and shall include, without limitation, any and all post-petition interest and expenses (including attorneys’ fees) whether or not allowed under any bankruptcy, insolvency, or other similar law. The Guaranteed Obligations shall include, without limitation, any costs or expenses incurred by Lender in connection with collecting or enforcing this Guaranty. Guarantor acknowledges that fluctuations may occur in the aggregate amount of the Guaranteed Obligations and Guarantor agrees that reductions in the amount of the Guaranteed Obligations, even to zero dollars, shall not constitute a termination of this Guaranty. This Guaranty is binding upon Guarantor and Guarantor’s successors and assigns so long as any of the Guaranteed Obligations remain unpaid and even though the Guaranteed Obligations may from time to time be zero dollars.

(b) The term “Loan” or “loan” means extensions of credit by Lender to Borrower including extensions of credit evidenced by the Loan Documents. Unless otherwise limited, the term “loan” or “Loan” includes all loans from Lender to Borrower.

(c) The term "Indebtedness" as used in this Guaranty means all of the principal amount outstanding from time to time and at any one or more times, accrued unpaid interest thereon and all collection costs and legal expenses related thereto permitted by law, attorneys' fees, arising from any and all debts, liabilities and obligations of every nature or form, now existing or hereafter arising or acquired, that Borrower individually or collectively or interchangeably with others, owes or will owe Lender. "Indebtedness" includes, without limitation, loans, advances, debts, overdraft indebtedness, credit card indebtedness, lease obligations, liabilities and obligations under any interest rate protection agreements or foreign currency exchange agreements or commodity price protection agreements, other obligations, and liabilities of Borrower, and any present or future judgments against Borrower, future advances, loans or transactions that renew, extend, modify, refinance, consolidate or substitute these debts, liabilities and obligations whether: voluntarily or involuntarily incurred; due or to become due by their terms or acceleration; absolute or contingent; liquidated or unliquidated; determined or undetermined; direct or indirect; primary or secondary in nature or arising from a guaranty or surety; secured or unsecured; joint or several or joint and several; evidenced by a negotiable or non-negotiable instrument or writing; originated by Lender or another or others; barred or unenforceable against Borrower for any reason whatsoever; for any transactions that may be voidable for any reason (such as infancy, insanity, ultra vires or otherwise); and originated then reduced or extinguished and then afterwards increased or reinstated.

(d) In addition to the definition of “Indebtedness” stated above in this Guaranty, the word "Indebtedness" as used in this Guaranty shall also include Financial Contract (as defined herein) obligations. “Financial Contract” means (1) an agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap, bond option, interest rate option, foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing); or (2) any combination of the foregoing. However, "Indebtedness" shall not include any Excluded Financial Contract Obligation (as defined herein). “Excluded Financial Contract Obligation” means, with respect to any Guarantor, any Financial Contract obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Financial Contract obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Financial Contract obligation. If a Financial Contract obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Financial Contract obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

2. Guarantor’s Liability. Guarantor agrees, represents and warrants to Lender as follows:

(a) Guarantor shall continue to be liable under this Guaranty and the provisions hereof shall remain in full force and effect notwithstanding (i) any modification, agreement or stipulation between Borrower and Lender, or their respective successors and assigns, with respect to the Loan Documents or the obligations encompassed thereby, including, without limitation, the Guaranteed Obligations; or (ii) Lender’s waiver of or failure to enforce any of the terms, covenants or conditions contained in the Loan Documents or in any modification thereof; or (iii) any release of Borrower or any other guarantor from any liability with respect to the Guaranteed Obligations; (iv) any release or subordination of any real or personal property then held by Lender as security for the performance of the Guaranteed Obligations; (v) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Obligations; (vi) the unenforceability or invalidity of any or all of the Guaranteed Obligations or any of the Loan Documents; (vii) any payment by Borrower or any other party to Lender is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Lender is required to refund any payment or pay the amount thereof to someone else; (viii) the settlement or compromise of any of the Guaranteed Obligations; (ix) the non-perfection of any security interest or lien securing any or all of the Guaranteed Obligations; or (x) any impairment of any collateral securing any or all of the Guaranteed Obligations.

(b) Guarantor’s liability under this Guaranty shall continue until all sums due under the Loan Documents have been paid in full and all of Borrower’s other obligations to Lender have been paid and performed in full, and shall not be reduced by virtue of any payment by Borrower of any amount due under the Loan Documents, or by Lender’s recourse to any collateral or security. Guarantor acknowledges that Lender may apply any payment made by Borrower to Lender to any obligation of Borrower to Lender under the terms of any Loan Documents in such amounts and such manner as Lender may elect, regardless of whether such application complies with any instruction or designation given or made by Borrower with respect to such payment and agrees that any such application shall not in any manner reduce, extinguish or otherwise affect the liability of Guarantor hereunder.

(c) Guarantor acknowledges that it has and will continue to have full and complete access to any and all information concerning the transactions contemplated by the Loan Documents or referred to therein, the value of the assets owned or to be acquired by Borrower, Borrower’s financial status and its ability to pay and perform its obligations under the Loan Documents. Guarantor further warrants and represents that it has reviewed and approved copies of the Loan Documents and is fully informed of the remedies Lender may pursue, with or without notice to Borrower, in the event of default under the loan agreement, note or other Loan Documents. So long as any of the Guaranteed Obligations remains unsatisfied or owing to Lender, Guarantor shall keep itself fully informed as to all aspects of Borrower’s financial condition and the performance of Borrower’s obligations under the Loan Documents.

(d) If acceleration of the time for payment of any amount payable by Borrower under the Loan Documents is stayed upon the insolvency, bankruptcy, or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Loan Documents shall nonetheless be payable by Guarantor hereunder forthwith on demand by Lender.

(e) Lender is not required to inquire into the powers of Borrower or Guarantor or of the officers, directors, or other agents acting or purporting to act on their behalf, and any indebtedness or obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

3. Fair Consideration; Solvency

(a) Guarantor represents and warrants to Lender that: (i) Guarantor is receiving fair consideration and reasonably equivalent value for its execution of this Guaranty; (ii) Guarantor is not now insolvent, nor will the execution of this Guaranty render Guarantor insolvent; (iii) the execution of this Guaranty will not leave Guarantor with unreasonably small capital or assets in order to conduct the business of Guarantor as it is currently conducted; (iv) the obligations incurred under this Guaranty have not been incurred with the intent to hinder, delay, or defraud present or future creditors; and (v) the execution of this Guaranty is not intended or believed by Guarantor to be an incurrence of an obligation or debt of Guarantor beyond Guarantor’s ability to pay such obligation or debt as it becomes due.

(b) Guarantor acknowledges that: (i) the execution of this Guaranty by Guarantor is a necessary condition for the extension of a loan by Lender to Borrower; and (ii) the loan by Lender to Borrower are of substantial economic benefit to Borrower and, therefore, beneficial to Guarantor.

4. Fraudulent Transfer. In the event that, notwithstanding the representations, warranties and acknowledgements of Guarantor contained in Section 3 above, the incurring of the obligations under this Guaranty is found, by a final, non-appealable judgment or order of a court, to constitute a fraudulent transfer under the Uniform Fraudulent Transfer Act (California Civil Code (“CCC”) Section 3439 et seq. as amended, and any successor statute), the Bankruptcy Code (Title 11 of the United States Code), or any similar statutes, then the amount of the Guaranteed Obligations of Guarantor pursuant to this Guaranty shall be reduced to $1.00 less than the amount that would otherwise make this Guaranty a fraudulent conveyance. The limitation on the liability of Guarantor contained in this Section 4 shall not limit any right of Lender against Guarantor available at law or in equity, including, without limitation, rights of Lender against Guarantor based upon any inaccuracy of, or the failure of Guarantor to comply with, the provisions of Section 3 above.

5. Independent Obligation. The obligations of Guarantor hereunder are separate and independent of the obligations of Borrower and of every other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor regardless of whether an action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor is joined in any such action or actions, or whether Lender forecloses upon, sells or otherwise disposes of or collects any collateral securing the Loan. This Guaranty may be enforced against Guarantor regardless of whether a judicial or non-judicial foreclosure sale is held under any security agreement, deed of trust, mortgage, or other security instrument securing all or any part of the Loan.

6. Nature of Guaranty. The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collection, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Loan Documents or other instruments relating to the creation or performance of the Guaranteed Obligations or the pursuit by Lender of any remedies which it now has or may hereafter have with respect thereto under the Loan Documents, at law, in equity or otherwise.

7. Guarantor Waivers.

a. Guarantor hereby fully and completely waives, releases and relinquishes: (i) all notices to Guarantor, to Borrower, or to any other person, including, but not limited to, notices of the acceptance of this Guaranty, or the creation, renewal, extension, modification or accrual of any of the Guaranteed Obligations owed to Lender and, except to the extent set forth herein, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof; (iv) any defense to the recovery by Lender against Guarantor of any deficiency or otherwise to the enforcement of this Guaranty based upon Lender’s election of any remedy against Guarantor or Borrower, including the defense to enforcement of this Guaranty (the so-called “Gradsky” defense) which, absent this waiver, Guarantor would have by virtue of an election by Lender to conduct a non-judicial foreclosure sale (also known as a “trustee’s sale”) of any real property security for the Loan, it being understood by Guarantor that any such non-judicial foreclosure sale will destroy, by operation of California Code of Civil Procedure (“CCP”) Section 580d, all rights of any party to a deficiency judgment against Borrower and, as a consequence, will destroy all rights that Guarantor would otherwise have (including the right of subrogation, the right of reimbursement, and the right of contribution) to proceed against Borrower; (v) any defense or benefits that may be derived from CCP Sections 580a, 580b, 580d or 726, or comparable provisions of the laws of any other jurisdiction and all other anti-deficiency and one form of action defenses under the laws of California and any other jurisdiction; and (vi) any right to a fair value hearing under CCP Section 580a, or any other similar law, to determine the size of any deficiency owing (for which Guarantor would be liable hereunder) following a non-judicial foreclosure sale. Notwithstanding any foreclosure of the lien of any security agreement, deed of trust, mortgage, or other security instrument with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty. Guarantor further agrees that Lender may enforce this Guaranty upon the occurrence and during the continuation of an event of default under the loan agreement, note or any of the other Loan Documents, notwithstanding the existence of any dispute between Borrower and Lender with respect to the existence of the event of default or performance of any of Borrower’s obligations under the Loan Documents, or any counterclaim, set-off or other claim which Borrower may allege against Lender with respect thereto. Moreover, Guarantor agrees that its obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.

b. Without limiting any other provision of this Guaranty, Guarantor waives all rights and defenses that Guarantor may have because the Guaranteed Obligations are secured by real property. This means, among other things:

i. That Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and

ii. If Lender forecloses on any real property collateral pledged by Borrower: (A) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses that Guarantor may have because the Guaranteed Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon CCP Sections 580a, 580b, 580d, or 726.

c. Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by operation of CCP Section 580d or otherwise.

d. Guarantor waives Guarantor’s rights of subrogation and reimbursement, including (i) any defenses Guarantor may have by reason of an election of remedies by Lender, and (ii) any rights or defenses Guarantor may have by reason of protection afforded to Borrower with respect to the Guaranteed Obligations pursuant to the anti-deficiency or other laws of California limiting or discharging Borrower’s obligations, including CCP Sections 580a, 580b, 580d or 726.

e. Guarantor waives notice of acceptance of this Guaranty, any rights, defenses and benefits that may be derived from Sections 2787 to 2855, inclusive, of the CCC or comparable provisions of the laws of any other jurisdiction, and all other suretyship defenses Guarantor would otherwise have under the laws of California or any other jurisdiction.

No provision or waiver in this Guaranty shall be construed as limiting the generality of any other provision or waiver contained in this Guaranty. All of the waivers contained herein are irrevocable and unconditional and are intentionally and freely made by Guarantor.

8. No Duty To Pursue Others. Guarantor agrees that Lender may enforce this Guaranty without the necessity of resorting to or exhausting any security or collateral and without the necessity of proceeding against Borrower or any other guarantor, including, without limitation, any other Guarantor named herein. Guarantor hereby waives the right to require Lender to proceed against Borrower, to proceed against any other guarantor, including, without limitation, any other Guarantor named herein, to foreclose any lien on any real or personal property, to exercise any right or remedy under the Loan Documents, to pursue any other remedy or to enforce any other right.

9. Authorization of Lender. Guarantor authorizes Lender, without notice or demand, and without affecting Guarantor’s liability hereunder, from time to time to: (a) amend, modify, or restate any instrument, document or agreement evidencing or relating to all or any portion of the Guaranteed Obligations; (b) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of Borrower’s obligations under the Loan Documents or any part thereof, including, without limitation, any increase or decrease of the rate of interest thereon or any late charge; (c) take and hold collateral as security for the payment of this Guaranty or Borrower’s obligations under the Loan Documents, and exchange, substitute, subordinate, enforce, waive and release any such collateral; (d) apply any and all payments from Borrower, Guarantor or any other guarantor, or recoveries from any collateral securing all or any portion of the Loan, in such order or manner as Lender in its sole and absolute discretion may determine; (e) direct the order or manner of sale of any collateral securing any part of Borrower’s obligations under the Loan Documents as Lender in its sole and absolute discretion may determine; (f) release or substitute any one or more of the Borrower, Guarantor or any other guarantor, or acquire additional guarantors; and (g) assign its rights under this Guaranty in whole or in part.

10. Waivers of Subrogation and Other Rights and Defenses.

(a) Guarantor agrees that nothing contained herein shall prevent Lender from suing on the loan agreement or any note or from exercising any rights available to it thereunder or under any of the Loan Documents and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of any Guarantor. Guarantor understands that the exercise by Lender of certain rights and remedies contained in the Loan Documents may affect or eliminate Guarantor’s right of subrogation against Borrower and that Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder; nevertheless, Guarantor hereby authorizes and empowers Lender to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available to Lender, because it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

(b) Guarantor hereby waives, releases, and relinquishes any and all rights of reimbursement, contribution, and subrogation, which Guarantor may now or hereafter have against Borrower. Guarantor further agrees that, to the extent the waiver of its rights of subrogation as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Borrower or against any collateral or security shall be junior and subordinate to any right Lender may have against Borrower and to all right, title and interest Lender may have in any collateral or security. Lender may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation right Guarantor may have, and upon disposition or sale, any right of subrogation Guarantor may have shall terminate. With respect to the enforced collection of Borrower’s obligations under the Loan Documents or the foreclosure of any security interest in any personal property collateral then securing any of Borrower’s obligations under the Loan Documents, Lender agrees to give Guarantor five (5) days’ prior written notice, in the manner set forth in Section 13 hereof, of any sale or disposition of any such personal property collateral, other than collateral which is perishable, threatens to decline speedily in value, is of a type customarily sold on a recognized market, or is cash, cash equivalents, certificates of deposit or the like.

(c) Guarantor’s sole right with respect to any such foreclosure of real or personal property collateral shall be to bid at such sale in accordance with applicable law. Guarantor acknowledges and agrees that Lender may also bid at any such sale and in the event such collateral is sold to Lender in whole or in partial satisfaction of the Guaranteed Obligations, Guarantor shall have no further right or interest with respect thereto. Notwithstanding anything to the contrary contained herein, no provision of this Guaranty shall be deemed to limit, decrease, or in any way to diminish any rights of set-off Lender may have with respect to any cash, cash equivalents, certificates of deposit or the like which may now or hereafter be put on deposit with Lender by Borrower.

(d) To the extent any dispute exists at any time between or among any of the guarantors as to Guarantor’s right to contribution or otherwise, Guarantor agrees to indemnify, defend and hold Lender harmless for, from and against any loss, damage, claim, demand, cost or any other liability (including reasonable attorneys’ fees and costs) Lender may suffer as a result of such dispute.

(e) If from time to time Borrower shall have liabilities or obligations to Guarantor (collectively the “Subordinate Obligations”), such Subordinate Obligations shall be subject to the following terms:

(i) The Subordinate Obligations and any and all assignments as security, grants in trust, liens, mortgages, security interests, other encumbrances, and other interests and rights securing such liabilities and obligations shall at all times be fully subordinate with respect to (1) assignment as security, grant in trust, lien, mortgage, security interest, other encumbrance, and other interest and right (if any), (2) time and right of payment and performance, and (3) rights against any collateral therefor (if any), to payment and performance in full of the Guaranteed Obligations and the right of Lender to realize upon any or all security for such obligations.

(ii) Guarantor agrees that the Subordinate Obligations shall not be secured by any assignment as security, grant in trust, lien, mortgage, security interest, other encumbrance or other interest or right in any property, interests in property, or rights to property of Borrower.

(iii) Guarantor agrees that all promissory notes, accounts receivable, ledgers, records, or any other evidence of Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.

(iv) Guarantor agrees that after the occurrence and during the continuance of an event of default under the Loan Documents, no payments of principal or interest may be made or given, directly or indirectly, by or on behalf of the Borrower or received, accepted, retained or applied by Guarantor unless and until the Guaranteed Obligations shall have been paid and performed in full. Prior to the occurrence and continuance of a default or event of default under the Loan Documents, Guarantor shall have the right to receive payments on the Subordinated Indebtedness made in the ordinary course of business.

(v) If Guarantor receives any payment from Borrower or any other party on account of the Subordinated Obligations when such payment is not permitted hereunder, such payment shall be held in trust by Guarantor for the benefit of Lender, shall be segregated from the other funds of Guarantor, and shall forthwith be paid by Guarantor to Lender, without affecting the liability of Guarantor under this Guaranty, and applied to payment of the Guaranteed Obligations, whether or not then due.

(vi) Without the prior written consent of Lender, Guarantor shall not (1) file suit against Borrower or exercise or enforce any other creditor’s right it may have against Borrower, or (2) foreclose, repossess, sequester, appoint a receiver or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, security interests, collateral rights, judgments or other encumbrances held by Guarantor on assets of Borrower.

(vii) In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceeding involving Borrower as debtor, Lender shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness. Lender may apply any such dividends, distributions, and payments against the Guaranteed Obligations in such order and manner as Lender may determine in its sole discretion.

11. Guarantor’s Representations and Warranties. As an inducement to Lender to make the Loan and disburse the proceeds of the Loan to Borrower, Guarantor represents and warrants to Lender that the following statements are true, correct and complete as of the date hereof and will be true, correct and complete as of the closing date of the Loan and as of the date that each advance of Loan proceeds is made under the Loan.

(a) Each Guarantor that is not an individual is duly organized, validly existing and in good standing under the laws of the state of its organization. Guarantor’s correct legal name is set forth above. Guarantor has all requisite power, authority, rights and franchises to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, and to enter into and perform this Guaranty and the other Loan Documents to which it is a party or signatory.

(b) Each Guarantor that is not an individual has made all filings in the state of its organization and has made all filings as a foreign organization and is in good standing in each other jurisdiction in which the character of the property it owns or the nature of the business it transacts makes such filings necessary or where the failure to make such filings could have a materially adverse effect on the business, operations, assets or condition (financial or otherwise) of such Guarantor.

(c) Guarantor’s execution, delivery and performance of this Guaranty and any of the other Loan Documents to which Guarantor is a party or signatory have been duly authorized by all necessary action by Guarantor.

(d) The execution, delivery and performance of the Loan Documents by Guarantor will not violate (i) Guarantor’s organizational documents or any other formation document, as applicable; (ii) any legal requirement affecting Guarantor or any of its property; or (iii) any agreement to which Guarantor is a party or by which it or any of its property is bound and will not result in or require the creation of any lien upon any of its property.

(e) No approvals, authorizations or consents of any trustee or holder of any indebtedness or obligation of Guarantor are required for the due execution, delivery and performance by Guarantor of this Guaranty or any of the other Loan Documents to which Guarantor is a party.

(f) This Guaranty and any other Loan Documents to which Guarantor is a party have been duly executed by Guarantor, and are legally valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(g) To Guarantor’s knowledge, there exists no material violation of or material default by Guarantor and no event has occurred which, upon the giving of notice or the passage of time, or both, would constitute a material default with respect to (i) the terms of any instrument evidencing or securing any obligations of Guarantor, (ii) any lease or other agreement to which Guarantor is a party, (iii) any license, permit, statute, ordinance, law, judgment, order, writ, injunction, decree, rule or regulation of any governmental authority, or any determination or award of any arbitrator to or by which Guarantor or Guarantor’s property may be subject or bound, or (iv) any deed of trust, mortgage, security agreement, instrument, or other agreement by which Guarantor or any of its property is bound which might (1) materially and adversely affect the ability of Guarantor to perform its obligations under this Guaranty or any other material instrument, agreement or document to which it is a party, or (2) adversely affect the priority of the liens and security interests created by this Guaranty or any of the other Loan Documents.

(h) There is no action, suit, investigation, proceeding or arbitration (whether or not purportedly on behalf of Guarantor) at law or in equity or before or by any foreign or domestic court or other governmental entity (a “Legal Action”), pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor or any of its assets which could reasonably be expected to result in any material adverse change in the business, operations, assets or condition (financial or otherwise) of Guarantor or would materially and adversely affect Guarantor’s ability to perform its obligations under this Guaranty and any of the other Loan Documents to which it is a party. There is no basis known to Guarantor for any such Legal Action. Guarantor is not (i) in violation of any applicable law which violation materially and adversely affects or may materially and adversely affect Guarantor or Guarantor’s business, operations, assets or condition (financial or otherwise), (ii) subject to, or in default with respect to, any other legal requirement that would have a materially adverse effect on Guarantor or Guarantor’s business, operations, assets or condition (financial or otherwise), or (iii) in default with respect to any agreement to which it is a party or by which it is bound. There is no Legal Action pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor questioning the validity or the enforceability of this Guaranty or any of the other Loan Documents.

(i) Guarantor has good, sufficient and legal title to all properties and assets reflected in its most recent balance sheet or personal financial statement, as applicable, delivered to Lender.

(j) There is no fact known to Guarantor that materially and adversely affects the business, operations, assets or condition (financial or otherwise) of Guarantor which has not been disclosed in this Guaranty or in other documents, certificates and written statements furnished to Lender in connection herewith.

(k) All tax returns, extension filings, and reports of Guarantor required to be filed by it have been timely filed, and all taxes, assessments, fees and other governmental charges upon Guarantor or upon its properties, assets, income and franchises which are due and payable have been paid when due and payable. Guarantor does not know of any proposed tax assessment against it or its property that would be material to its condition (financial or otherwise), and Guarantor has not contracted with any government entity in connection with such taxes.

(l) The financial statements and all financial data previously delivered to Lender in connection with the Loan and/or relating to Guarantor are true, correct and complete in all material respects. Such financial statements fairly present the financial position of the subject thereof as of the date thereof. No material adverse change has occurred in such financial position and, except for this Loan, no borrowings have been made by Guarantor since the date thereof which are secured by, or might give rise to, a lien or claim against the proceeds of the Loan or any collateral that secures the Loan.

12. Financial Covenants; No Transfers.

(a) Guarantor covenants and agrees to provide to Lender the financial statements and tax returns required with respect to guarantors as provided in the Loan Agreement.

(b) Guarantor covenants and agrees to promptly notify Lender of any material adverse change in Guarantor’s financial status.

(c) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or substantially all of Guarantor’s assets or its interest in such assets, other than in the ordinary course of Guarantor’s business. Guarantor further covenants and agrees that no assets belonging to Guarantor (whether or not disclosed in a financial statement or loan application to Lender) have been transferred into an asset protection trust or an irrevocable trust within two (2) years prior to the date of this Guaranty, and Guarantor will not transfer any assets into an asset protection trust or an irrevocable trust while this Guaranty is outstanding without Lender’s written permission.

13. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission) and shall be given to such party at its address set forth below. Each such notice, request or other communication shall be effective (a) if given by mail, three (3) days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (b) if given by reputable overnight delivery service, when delivered, or (c) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified below.

To Lender:	EAST WEST BANK

2350 Mission College Blvd., Ste. 988

Santa Clara, CA 95054

Attention: Relationship Manager – Zoned Arizona Properties, LLC

To Guarantor:	ZONED PROPERTIES, INC.

8360 E. Raintree Dr., Ste 230

Scottsdale, AZ 85260

Attention: Legal

14. Successors and Assigns. This Guaranty shall be binding upon Guarantor, its successors and assigns and shall inure to the benefit of and shall be enforceable by Lender, its successors, endorsees and assigns.

15. Community Property. Any married person executing this Guaranty agrees that recourse may be had against community assets and against his or her separate property for the satisfaction of all Guaranteed Obligations. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

16. Costs of Enforcement. If any or all of the Guaranteed Obligations are not paid when due, Guarantor agrees to pay all costs of enforcement and collection and preparation therefore (including, without limitation, reasonable attorneys’ fees and any amounts disbursed by Lender in connection with enforcing Lender’s remedies under the Loan Documents) whether or not any action or proceeding is brought (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)) together with interest thereon from the date of demand at the default rate applicable to the loan agreement or any note.

17. WAIVER OF DEFENSES AND RELEASE OF CLAIMS. The undersigned hereby (a) represents that neither the undersigned nor any affiliate or principal of the undersigned has any defenses to or setoffs against any indebtedness or other obligations owing by the undersigned, or by the undersigned’s affiliates or principals, to Lender or Lender’s affiliates (the “Obligations”), nor any claims against Lender or Lender’s affiliates for any matter whatsoever, related or unrelated to the Obligations, and (b) releases Lender and Lender’s affiliates, officers, directors, employees and agents from all claims, causes of action, and costs, in law or equity, known or unknown, whether or not matured or contingent, existing as of the date hereof that the undersigned has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Obligations, including, without limitation, the subject matter of this Guaranty. The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the date hereof that are owing to the undersigned by Lender or Lender’s affiliates. The undersigned acknowledges that Lender has been induced to enter into or continue the Obligations by, among other things, the waivers and releases in this paragraph.

18. JURY WAIVER; JUDICIAL REFERENCE. TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL PARTIES TO THIS AGREEMENT HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(a) Judicial Reference. If the waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, who shall be a retired state or federal court judge, mutually selected by the parties or, if they cannot agree, then any party may seek to have a private judge appointed in accordance with California Code of Civil Procedure §§ 638 and 640 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts). The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

The parties agree that time is of the essence in conducting the referenced proceedings. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain prompt and expeditious resolution of the dispute or controversy in accordance with the terms hereof. The costs shall be borne equally by the parties.

19. Right of Setoff. In addition to all liens upon, and rights of setoff against, the monies, instruments, certificates of deposit, securities or other property of Guarantor given to Lender by law, Lender shall have a lien and a right of setoff against, and Guarantor hereby grants to Lender a security interest in, all monies, instruments, certificates of deposit, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit including any account or deposit held jointly by Guarantor with any other person or entity, or for safekeeping or otherwise, together with any payments or termination amounts associated with Financial Contracts between Grantor and Lender, except to the extent specifically prohibited by law. Every such lien, right of setoff and security interest may be exercised without demand upon or notice to Guarantor. No lien, right of setoff, or security interest shall be deemed to have been waived by any act or conduct on the part of Lender, by any neglect to exercise such right of setoff or to enforce such lien or security interest, or by any delay in so doing. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

20. GOVERNING LAW; JURISDICTION. THIS GUARANTY HAS BEEN DELIVERED IN CALIFORNIA, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES. THE COURTS OF CALIFORNIA, FEDERAL OR STATE, SHALL HAVE EXCLUSIVE JURISDICTION OF ALL LEGAL ACTIONS ARISING OUT OF THIS GUARANTY. BY EXECUTING THIS GUARANTY, GUARANTOR CONSENTS AND SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS OF CALIFORNIA.

21. No Third Party Beneficiaries. This Guaranty is solely for the benefit of Lender, its successors, endorsees and assigns, and is not intended to nor shall it be deemed to be for the benefit of any third party, including Borrower.

22. Severability. If any provision of this Guaranty is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

23. Counterparts. This Guaranty may be executed in counterparts, all of which executed counterparts shall together constitute a single document.

24. Counsel. Guarantor acknowledges that Guarantor has had adequate opportunity to carefully read this Guaranty and to consult with an attorney of Guarantor’s choice prior to signing it.

25. Amendments. No amendment or waiver of any provision of this Guaranty or consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Lender.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

ZONED PROPERTIES, INC.

By:	/s/ Bryan McLaren
Bryan McLaren
Its: Chief Executive Officer